Exhibit 99.1
AWH ANNOUNCES Q3 2021 FINANCIAL RESULTS

Q3 2021 Net Revenue Increased 13.2% Quarter-over-Quarter to $94.4 million
Q3 2021 Adjusted EBITDA Increased 15.9% Quarter-over-Quarter to $23.5 million
Company Ended Q3 with $204.5 million of Cash and Cash Equivalents
Announces Plans to Expand NJ Canopy to 150,000 sq.ft by Year End 2023
NEW YORK, NY, November 11, 2021 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for Q3 2021, which ended September 30, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q3 2021 Financial Highlights
•Gross Revenue: Total revenue of $105.0 million increased 7.7% quarter-over-quarter and 131.4% year-over-year.
•Net Revenue: Net revenue, which excludes intercompany sale of wholesale products, increased 13.2% quarter-over-quarter to $94.4 million. Net revenue for the first nine months of 2021 alone was $243.9 million, a 69.7% increase over the Company’s full year 2020 net revenue of $143.7 million.
•Net Loss: Net loss of $13.0 million during the quarter, was primarily driven by elevated interest expense due to one-time prepayments of legacy loans and write-offs of unamortized deferred financing costs.
•Adjusted EBITDA1: Adjusted EBITDA of $23.5 million represented a 15.9% increase quarter-over-quarter. Adjusted EBITDA Margin of 24.9% represented a 58 basis point increase compared to the prior quarter.
•Balance Sheet: As of September 30, 2021, cash and cash equivalents were $204.5 million, and net debt2 was $51.1 million.
Q3 2021 Business Highlights
•During Q3, the Company signed a definitive agreement to acquire a dispensary in Coshocton, Ohio. Subsequent to the quarter close, the Company closed on the acquisition of a dispensary in Carroll, Ohio.
1    Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA and Adjusted EBITDA Margin are a non-GAAP financial measures. Please see the “Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures” at the end of this press release for a reconciliation of non-GAAP to GAAP measures.
2 Total debt less cash and cash equivalents less unamortized deferred financing costs.

•During the quarter, the Company closed on a $210 million Senior Secured Term Loan bearing a 9.5% interest rate, lowering the rate of the Company’s outstanding debt and providing incremental funding for additional investment.
•Subsequent to the quarter, the Company acquired the property adjacent to its cultivation facility in Franklin, NJ. The Company intends to expand the existing NJ facility to 150,000 sq.ft of total canopy by YE 2023. At the end of Q3, the Company had approximately 118,000 sq.ft of total canopy across its cultivation facilities in Illinois, Massachusetts, Michigan, New Jersey, and Ohio.
Management Commentary
“I am pleased with the Company’s performance during the quarter as we delivered solid sequential revenue growth and substantial improvements in our Adjusted EBITDA margins,” said Abner Kurtin, Founder and CEO of AWH. “Our focus continues to be scaling our asset-base of premier retail locations and state-of-the art cultivation facilities in top limited license markets. With both our total canopy and number of retail dispensaries poised to meaningfully expand, we remain encouraged about the growth potential of our existing portfolio.”

Full Year 2021 Revenue Guidance
The Company expects to more than double full year 2020 net revenue and meet the low-end of the full year 2021 guidance range announced during the prior quarter; however, it anticipates a sequential quarterly decline in revenue in Q4 2021 due to delays in scaling the wholesale business and softening retail cannabis trends resulting from the expiration of government stimulus and a normalization of consumer spending. Despite near-term challenges, the Company remains encouraged about the earnings power the current portfolio of assets can deliver in the medium and long-term.

(in millions)	2020 Actual	2021 Guidance
Revenue, net	$144	$330 - $350
Q3 2021 Financial Overview
Net revenue, which excludes intercompany sale of wholesale products, increased 13.2% quarter-over-quarter to $94.4 million. Sequential revenue growth was driven by an increased number of wholesale units sold and the full quarter benefit of prior quarter store openings in the retail business.
Total retail revenue increased to $63.5 million for the third quarter of 2021, representing an increase of 9.4% quarter-over-quarter. The growth was driven by increases in transactions at existing stores, the ramp of traffic in the Boston dispensary, expanded store hours in four dispensaries in the Chicago area, and the full quarter benefit of the three stores opened in the prior quarter.
Gross wholesale revenue increased to $41.5 million, representing an increase of 5.2% quarter-over-quarter. Net wholesale revenue, after intercompany sales, increased to $30.9 million, representing an increase of 21.9% quarter-over-quarter, which was driven by an increased number of wholesale units sold.

Q3 2021 gross profit was $41.0 million, or 43.4% of revenue, as compared to $34.5 million, or 41.4% of revenue, for the prior quarter.

Q3 2021 Adjusted Gross Profit was $43.7 million, or 46.3% of revenue, as compared to $39.6 million, or 47.5% of revenue, for the prior quarter. Adjusted Gross Profit excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 dollars increased 10.3% quarter-over-quarter driven by wholesale production and yield efficiencies, partially offset by lower realized pricing at the Company’s Massachusetts and Michigan cultivation facilities. While Retail Gross Profit and Wholesale Gross Profit both increased sequentially, Adjusted Gross Profit1 margin consolidated decreased 122 basis points quarter-over-quarter to 46.3%, primarily driven by lower intercompany sales as a percentage of wholesale sales in the quarter.

Total general and administrative expenses for Q3 2021 were $29.3 million, or 31.1% of revenue, as compared to $30.6 million, or 36.7% of revenue, for the prior quarter as the Company leveraged overhead and shared resources.
Net loss attributable to AWH for the third quarter of 2021 was $13.0 million, or a loss of $0.08 per basic and diluted common share. This was primarily driven by total other expense of $12.3 million, which was elevated due to one-time prepayments of legacy loans and write-offs of unamortized deferred financing costs.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $23.5 million in Q3 2021. This represents a 15.9% increase quarter-over-quarter. Adjusted EBITDA Margin1 of 24.9% represented a 58 basis point increase compared to the prior quarter. This was driven by increases in the number of transactions, production and yield efficiencies, and incremental leveraging of overhead and shares resources.

Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on November 11, 2021 at 5:00 p.m. ET to discuss its financial results for the quarter ended September 30, 2021. The conference call may be accessed by dialing (888) 390-0605 with conference ID 67116805. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/ and will be archived for replay.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Michigan, Ohio, Massachusetts and New Jersey. AWH owns and operates state-of-the-art cultivation facilities, growing award winning strains and producing a curated selection of products. AWH produces and distributes Ozone branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s third quarter 2021 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, proceeds from sale leasebacks, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among other, the risks and uncertainties identified in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedar.com and the U.S. Securities and Exchange Commission at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts

Media Contact
MATTIO Communications
Mel Trecha
(724) 513-9342
AWH@mattio.com

Investor Contact
Vice President, Investor Relations
Rebecca Koar
(617) 453-4042 ext. 90102
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended September 30,
(in thousands, except per share amounts)	2021	2020
Revenue, net	$94,382	$41,473
Cost of goods sold	(53,428)	(23,121)
Gross profit	40,954	18,352
Operating expenses
General and administrative expenses	29,341	15,000
Operating profit	11,613	3,352

Other (expense) income
Interest expense	(12,376)	(2,627)
Other, net	44	3
Total other expense	(12,332)	(2,624)
(Loss) income before income taxes	(719)	728
Income tax expense	(12,307)	(5,643)
Net loss	(13,026)	(4,915)
Less: net income attributable to non-controlling interests	—	501
Net loss attributable to Ascend Wellness Holdings, Inc.	$(13,026)	$(5,416)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.08)	$(0.06)
Weighted-average common shares outstanding — basic and diluted(1)	169,879	96,515

(1)    Net loss per share and weighted-average common shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020
Revenue, net	$243,886	$89,449
Cost of goods sold	(138,749)	(51,427)
Gross profit	105,137	38,022
Operating expenses
General and administrative expenses	85,099	34,624
Settlement expense	36,511	—
Total operating expenses	121,610	34,624
Operating (loss) profit	(16,473)	3,398

Other (expense) income
Interest expense	(56,601)	(8,030)
Other, net	206	6
Total other expense	(56,395)	(8,024)
Loss before income taxes	(72,868)	(4,626)
Income tax expense	(33,278)	(11,712)
Net loss	(106,146)	(16,338)
Less: net income attributable to non-controlling interests	—	1,598
Net loss attributable to Ascend Wellness Holdings, Inc.	$(106,146)	$(17,936)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.75)	$(0.19)
Weighted-average common shares outstanding — basic and diluted(1)	142,221	92,052

(1)    Net loss per share and weighted-average shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended September 30,
(in thousands)	2021	2020
Net cash used in operating activities	$(10,239)	$(5,230)
Cash flows from investing activities
Additions to capital assets	(14,872)	(4,369)
Investments in notes receivable	(529)	(97)
Collection of notes receivable	81	—
Proceeds from sale of assets	930	—
Acquisition of businesses, net of cash acquired	—	(23,327)
Purchases of intangible assets	—	(127)
Net cash used in investing activities	(14,390)	(27,920)
Cash flows from financing activities
Proceeds from issuance of debt	210,000	36,429
Repayments of debt	(76,342)	(3,489)
Repayments under finance leases	—	(131)
Debt issuance costs	(8,731)	(206)
Net cash provided by financing activities	124,927	32,603
Net increase (decrease) in cash, cash equivalents, and restricted cash	100,298	(547)
Cash, cash equivalents, and restricted cash at beginning of period	104,212	25,896
Cash, cash equivalents, and restricted cash at end of period	$204,510	$25,349

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Net cash used in operating activities	$(22,294)	$(5,668)
Cash flows from investing activities
Additions to capital assets	(70,918)	(18,065)
Investments in notes receivable	(2,185)	(682)
Collection of notes receivable	245	—
Proceeds from sale of assets	930	26,750
Acquisition of businesses, net of cash acquired	(13,630)	(23,327)
Purchases of intangible assets	—	(127)
Net cash used in by investing activities	(85,558)	(15,451)
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	86,065	—
Proceeds from issuance of debt	259,500	49,262
Repayments of debt	(78,413)	(18,806)
Repurchase of warrants	(4,156)	—
Proceeds from finance leases	—	3,750
Repayments under finance leases	—	(337)
Debt issuance costs	(8,731)	(206)
Net cash provided by financing activities	254,265	33,663
Net increase in cash, cash equivalents, and restricted cash	146,413	12,544
Cash, cash equivalents, and restricted cash at beginning of period	58,097	12,805
Cash, cash equivalents, and restricted cash at end of period	$204,510	$25,349

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	September 30, 2021	December 31, 2020
Cash and cash equivalents	$204,510	$56,547
Restricted cash	—	1,550
Inventory	56,007	28,997
Other current assets	39,149	47,084
Property and equipment, net	210,749	120,540
Operating lease right-of-use assets	104,248	84,642
Intangible assets, net	50,835	50,461
Goodwill	30,316	22,798
Other noncurrent assets	21,069	15,129
Total Assets	$716,883	$427,748

Total current liabilities	$104,888	$115,285
Long-term debt, net	230,498	152,277
Operating lease liabilities, noncurrent	197,460	156,400
Total stockholders’ equity	184,037	3,786
Total Liabilities and Stockholders’ Equity	$716,883	$427,748

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; transaction-related and other non-recurring expenses; litigation settlement; and loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Gross Profit	$40,954	$18,352	$105,137	$38,022
Depreciation and amortization included in cost of goods sold	2,063	941	6,612	2,637
Equity-based compensation included in cost of goods sold	349	—	349	—
Non-cash inventory adjustments	335	146	3,799	146
Adjusted Gross Profit	$43,701	$19,439	$115,897	$40,805
Adjusted Gross Margin	46.3%	46.9%	47.5%	45.6%

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(13,026)	$(4,915)	$(106,146)	$(16,338)
Income tax expense	12,307	5,643	33,278	11,712
Other (income) expense	(44)	(3)	(206)	(6)
Interest expense	12,376	2,627	56,601	8,030
Depreciation and amortization	2,520	2,299	7,409	6,219
Depreciation and amortization included in cost of goods sold	2,063	941	6,612	2,637
Non-cash inventory adjustments	335	146	3,799	146
Equity-based compensation	2,587	71	6,785	341
Equity-based compensation included in cost of goods sold	349	—	349	—
Start-up costs(1)	1,227	2,729	4,254	5,993
Transaction-related and other non-recurring expenses(2)	2,191	737	9,775	1,004
Litigation settlement	—	—	36,511	—
Loss on sale of assets	649	—	649	286
Adjusted EBITDA	$23,534	$10,275	$59,670	$20,024
Adjusted EBITDA Margin	24.9%	24.8%	24.5%	22.4%
(1)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(2)Legal and professional fees associated with the Company’s go-public transaction and other non-recurring expenses.